UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value (including associated Preferred Share Purchase Rights)	BBX	New York Stock Exchange

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2019, Bluegreen Vacations Corporation (“Bluegreen”) entered into an omnibus amendment and other instruments to amend and extend its timeshare notes receivable purchase facility (the “Purchase Facility”), which permits maximum outstanding financings of up to $80.0 million and an advance rate of 80% with respect to timeshare receivables securing amounts financed.  The amendments to the Purchase Facility extended the advance period to December 2022 from December 2019, subject to eligible collateral and other terms of the Purchase Facility. KeyBank National Association (“KeyBank”) and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main (“DZ”) remain the funding agents for the Purchase Facility.  As previously described, (a) the Purchase Facility will mature and all outstanding amounts will become due 24 months after the revolving advance period has expired, or earlier under certain circumstances set forth in the Purchase Facility, and (b) interest on amounts outstanding under the Purchase Facility is tied to an applicable index rate of the LIBOR rate, in the case of amounts funded by KeyBank, and a cost of funds rate or commercial paper rates, in the case of amounts funded by or through DZ. As a result of the amendments, the interest rate under the Purchase Facility until the expiration of the revolving advance period will equal the applicable index rate plus 2.25%  (a decrease from 2.75% prior to the amendment) and thereafter will equal the applicable index rate plus 3.25% (a decrease from 4.75% prior to the amendment). Subject to the terms of the Purchase Facility, Bluegreen will receive the excess cash flow generated by the receivables sold (excess meaning after payments of customary fees, interest and principal under the Purchase facility) until the expiration of the receivables advance period, at which point all of the excess cash flow will be paid to the note holders until the outstanding balance is reduced to zero. While ownership of the timeshare receivables included in the Purchase Facility is transferred and sold for legal purposes, the transfer of these timeshare receivables is accounted for as a secured borrowing for financial reporting purposes. The Purchase Facility is nonrecourse and is not guaranteed by Bluegreen.

The foregoing description of the Purchase Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements and other instruments relating to the Purchase Facility, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1 – Omnibus Amendment No. 2, dated as of December 27, 2019, among BXG Timeshare Trust I, Bluegreen Vacations Corporation, Vacation Trust, Inc., Concord Servicing Corporation, U.S. Bank National Association, KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2020

BBX Capital Corporation

Eth M. Wise
By: /s/ Raymond S. Lopez
Raymond S. Lopez
Chief Financial Officer